                                                                     EXHIBIT 5.1
[LETTERHEAD OF MATTOS FILHO,
VEIGA FILHO, MARREY JR.
E QUIROGA ADVOGADOS]

                                                   Sao Paulo, September 25, 2006

PERDIGAO S.A.
Av. Escola Politecnica, 760
05350-901 Sao Paulo, SP
Brazil

Ladies and Gentlemen:

1. We are qualified to practice law in the Federative Republic of Brazil ("Brazil") and have acted as special Brazilian counsel to Perdigao S.A. ("Company"), in connection with the Registration Statement under the U.S. Securities Act of 1933, as amended (the "Securities Act"), on Form F-3 (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission on August 8, 2006 (File No. 333-136375), as amended, relating to the offer and sale of common shares (acoes ordinarias) of the Company ("Common Shares"), including Common Shares in the form of American Depositary Shares ("ADSs"), each representing two Common Shares of the Company.

2. For the purposes of giving this opinion we have examined or relied upon a copy of the Company's estatuto social and such other documents, corporate books and registers, contracts and certificates of officers of the Company, furnished to us by the Company, as we have considered necessary or desirable to examine for the purpose of giving this opinion.

3. We have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of the laws of Brazil at the date hereof and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York and do not express or imply any opinion on such laws.

4. In giving this opinion, we have made the following assumptions:

(i) that all documents submitted to us in draft form or as facsimile or copy or specimen documents conform to their originals;

(ii) that all documents submitted to us as originals are authentic; and

(iii) that the signatures on the originals, certified copies or copies of all documents submitted to us are genuine.

5. Based on the above assumptions and subject to the reservations, qualifications and explanations set forth below, we are of the opinion that:

[LOGO]

(i) the Company is duly organized and validly existing as a corporation (sociedade por acoes) and in good standing under the laws of Brazil.

(ii) The Shares, including the Shares underlying ADS, to be sold by the Company have been duly authorized and, when issued, delivered and paid for, will be validly issued, fully paid and non-assessable.

(iii) The descriptions of Brazilian statutes and legal, governmental and regulatory proceedings included in the Registration Statement under the heading "Taxation--Brazilian Tax Considerations" and the statements of law included therein, to the extent that they relate to matters of Brazilian law or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects.

6. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without the express written permission of the undersigned.

7. This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Registration Statement or the documents related thereto.

8. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, and to the use of our name under the caption "Service of Process and Enforcement of Judgments" in the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

9. This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, you should seek advice of your counsel as to the proper application of this opinion letter at such time.

10. This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

            /s/ Carlos Barbosa Mello  /s/ Luiz Octavio Duarte Lopes

            MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA ADVOGADOS

                                                                               2